Exhibit 99.1

FOR IMMEDIATE RELEASE

358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

Sysmex and LabCorp Announce a Strategic Collaboration for Blood-Based Molecular Testing Services and Products to Support the Development of Precision Medicine in Oncology

KOBE, JAPAN and BURLINGTON, NC, June 1, 2015 - Sysmex Corporation (TSE:6869) and Laboratory Corporation of America® Holdings (LabCorp®) (LH: NYSE) today announced a strategic collaboration focused on the development of blood-based molecular diagnostic tests to advance precision medicine in oncology. The collaboration combines Sysmex Inostics’ strength in the development of innovative blood-based diagnostic solutions with LabCorp's unparalleled capabilities: global leadership in precision medicine through Covance Drug Development’s (Covance) extensive involvement in oncology clinical trials and a unique ability to commercialize clinically-relevant diagnostic tests through LabCorp Diagnostics as such applications are developed.

The Sysmex OncoBEAM™ and Plasma Sequencing assays allow for molecular genetic analysis of cell-free tumor DNA from blood samples. These technologies, often referred to as liquid biopsies, provide non-invasive alternatives to biopsies under specific circumstances and are designed to determine the mutational status of a patient’s tumor. These highly-sensitive methods allow for the potential selection of appropriate therapeutic agents and, in some cases, may eliminate the need for further surgeries or biopsies. Moreover, blood-based diagnostic DNA tests can be performed when no tumor tissue is available and utilized to serially monitor tumor changes in patients over time or in response to therapeutic treatment. The OncoBEAM™ assays target a wide variety of clinically actionable genetic mutations in cancer and, along with sequencing-based evaluation of circulating tumor DNA through Plasma Sequencing, offer biopharmaceutical companies powerful tools for developing new therapeutic options.

Under the terms of this collaboration, Sysmex Inostics will provide reagents and, when appropriate, services to enable Covance’s central laboratory to perform OncoBEAM™ and Plasma Sequencing testing services in its global locations to support oncology clinical trials. In addition, as clinical utility of these technologies is further characterized through ongoing clinical trials, the parties will evaluate opportunities to develop commercial applications for Sysmex’s technologies in clinical diagnostics.

“We are very pleased to enter into this strategic collaboration with LabCorp,” said Hisashi Ietsugu, Chairman and CEO of Sysmex Corporation. “This collaboration will allow us to expand Sysmex Inostics’ testing services and products using LabCorp’s worldwide network of central laboratory locations and potentially accelerate the development of new cancer therapies. Further, as clinical evidence develops, Sysmex and LabCorp will evaluate opportunities together to commercialize precision medicine in oncology in support of improved patient outcomes.”

"As an industry leader in delivering both world-class diagnostics and drug development services, we are uniquely positioned to provide comprehensive testing solutions in the growing cancer market," said David P. King, Chairman and CEO of LabCorp. “Our expanded relationship with Sysmex furthers our ability to bring innovative technologies that assist in the development of new oncology treatments to patients and builds upon our core mission of improving health and improving lives.”

About Sysmex Corporation
Sysmex Corporation is a world leader in clinical laboratory systemization and solutions, including laboratory diagnostics, laboratory automation and clinical information systems. Serving customers for more than 40 years, Sysmex focuses on technological leadership in diagnostic science and information tools that make a difference in the health of people worldwide. The company is also exploring emerging opportunities in the life science field. Its R&D efforts focus on the development of high-value-added testing and diagnostic technologies that are innovative, original and optimize individual health. Sysmex also seeks to leverage its state-of-the-art technologies for gene and protein analysis. The company, headquartered in Kobe, Japan, has subsidiaries in North America, Latin America, Europe, China and Asia Pacific and employs more than 7,000 employees worldwide. Sysmex Corporation is listed in the top tier of the Tokyo Stock Exchange. For more information about Sysmex Corporation and its affiliate companies, please visit http://www.sysmex.co.jp/en/.

About Sysmex Inostics
Sysmex Inostics, a subsidiary of Sysmex Corporation, is a molecular diagnostic company whose core competency is mutation detection utilizing highly sensitive technologies such as BEAMing and Plasma Sequencing. Sysmex Inostics is a trusted partner to leading pharmaceutical companies, advancing their efforts to bring the most effective personalized cancer therapies to global markets.

With BEAMing being one of the most sensitive technologies available today for the detection of tumor specific somatic mutations in blood samples, Sysmex Inostics’ OncoBEAM™ services are readily available to support clinical trials and research in oncology. Furthermore, Sysmex Inostics companion diagnostics (CDx) team offers services for the development of non-invasive cell-free DNA-based IVD tests supported by a growing network of partners to cover the entire IVD development process. In addition, OncoBEAM™ tests are available through a CLIA certified laboratory for routine clinical analysis.

Sysmex Inostics’ headquarters and Service Laboratory are located in Hamburg, Germany; Sysmex Inostics’ Clinical Laboratory is located in Baltimore, Maryland. For more information on OncoBEAM™ blood testing and the BEAMing and Plasma Sequencing technologies, refer to www.sysmex-inostics.com or email info@sysmex-inostics.com.

About LabCorp®
Laboratory Corporation of America® Holdings, an S&P 500 company, is the world’s leading healthcare diagnostics company, providing comprehensive clinical laboratory services through LabCorp Diagnostics, and end-to-end drug development support through Covance Drug Development. LabCorp is a pioneer in commercializing new diagnostic technologies and is improving people’s health by delivering the combination of world-class diagnostics, drug development and knowledge services. With combined revenue proforma for the Covance acquisition in excess of $8.5 billion in 2014 and more than 48,000 employees in over 60 countries, LabCorp offers innovative solutions to healthcare stakeholders. LabCorp clients include physicians, patients and consumers, biopharmaceutical companies, government agencies, managed care organizations, hospitals, and clinical labs. To learn more about Covance Drug Development, visit www.covance.com. To learn more about LabCorp and LabCorp Diagnostics, visit www.labcorp.com.

This press release contains forward-looking statements including with respect to estimated 2015 guidance and the impact of various factors on operating results. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace, adverse actions of governmental and other third-party payers and the results from the Company’s acquisition of Covance. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp’s operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2014, including in each case under the heading risk factors, and in the Company’s other filings with the SEC, as well as in the risk factors included in Covance’s filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the section of the Company’s Form 10-K for the year ended December 31, 2014, subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

LabCorp Investor/Media Contact:
Paul Surdez - 336-436-5076
Company Information: www.labcorp.com

Sysmex Corporation Investor/Media Contact:
Noriko Okada - +81-(0)78-265-0508
Company Information: http://www.sysmex.co.jp/en/

Sysmex Inostics Investor/Media Contact:
Friederike Lehmann - +49-(0)40-325907-531
Company Information: www.sysmex-inostics.com